UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2008

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;  Transfer of        Listing

On November 17, 2008, Silverstar Holdings Ltd. (the “Company”) received a Nasdaq Staff Deficiency Letter indicating that based on the Company’s Form 10-Q for the period ended September 30, 2008, the Nasdaq Staff determined that the Company’s stockholders’ equity was $1,781,039. In addition, as of November 14, 2008, the Nasdaq Staff determined that the market value of listed securities was $4,118,022. Finally, the Staff also noted that the Company reported net loss from continuing operations of ($24,485,917), ($2,406,621), and ($1,979,190), in its annual filings for the years ended June 30, 2008, 2007 and 2006, respectively. Accordingly, the Company does not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

As a result, the Nasdaq Staff is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market. To facilitate their review, the Nasdaq Staff has requested that the Company provide on or before December 2, 2008, the Company’s specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan.

On November 21, 2008, the Company issued a press release announcing the receipt of the Nasdaq Staff Deficiency Letter. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
99.1	Press release of the Company dated November 21, 2008.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 21, 2008	SILVERSTAR HOLDINGS, LTD.

		By:	/s/ Clive Kabatznik
		Name:	Clive Kabatznik
		Title:	Chief Executive Officer